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                                                                    Exhibit 2.04


                        CONFIDENTIAL DISCLOSURE AGREEMENT


         This Confidential Disclosure Agreement (the "AGREEMENT") is effective as of _________, 2002 (the "EFFECTIVE DATE"), between Celerity Group, Inc., a Delaware corporation (the "COMPANY", formerly known as Kinetics Holdings Corporation), Kinetic Systems, Inc., a California corporation ("KSI"), and Kinetics Biopharm, Inc., a Delaware corporation ("KBI"). The Company, KSI and KBI are sometimes referred to herein individually as a "PARTY" or collectively as the "PARTIES."

         WHEREAS, the Board of Directors of each of the Company, KSI and KBI have determined that it is in the best interests of the Company and its stockholders to separate the Company's existing businesses into three independent businesses by distributing the capital stock in KSI and KBI to the Company's stockholders;

         WHEREAS, as part of the foregoing, the Company, KSI and KBI have entered into a Separation Agreement (as defined below), which provides, among other things, for the separation of the three businesses and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

         WHEREAS, also as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                   ARTICLE I

                                   DEFINITIONS

         For the purpose of this Agreement the following capitalized terms are defined in this Article I.

         1.1 "ANCILLARY AGREEMENTS" has the meaning set forth in the Separation Agreement.

         1.2 "CONFIDENTIAL INFORMATION" means any and all financial, technical, commercial or other information of the Company, KSI or KBI, as appropriate (whether written or oral), including, without limitation, all information, notes, client lists and records, reports, analyses, financial statements, compilations, studies, forms, business or management methods, marketing data, product designs, inventions, software, processes, manufacturing methods, manufacturing line design or procedures, engineering design tools, test hardware or software, supply base information, fee schedules, information technology systems and programs, projections, forecasts or trade secrets of the Company, KSI or KBI, as applicable, in each case whether or not such Confidential Information is disclosed or otherwise made available to one party by another party pursuant to this Agreement, as well as information disclosed by one party to another party in connection with the Management Services Agreement of even date herewith. Confidential Information does not include any information that
(i) is or becomes generally available to and
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known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the Receiving Party or its affiliates, advisors or representatives); (ii) is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party; or (iii) has already been developed, or is hereafter independently acquired or developed, by the Receiving Party without violating any confidentiality agreement with or other obligation of secrecy to the Disclosing Party.

         1.3 "CONFIDENTIALITY PERIOD" means, (i) with respect to Confidential Information that is not Highly Confidential Information, three (3) years after either (A) the Closing Date with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Closing Date or (B) the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Closing Date, and (ii) with respect to Highly Confidential Information, in perpetuity.

         1.4 "DISCLOSING PARTY" means the party owning or disclosing the relevant Confidential Information.

         1.5 "CLOSING DATE" has the meaning set forth in the Separation
Agreement.

         1.6 "HIGHLY CONFIDENTIAL INFORMATION" means Confidential Information that is product designs, inventions, software, processes, manufacturing methods, manufacturing line design or procedures, engineering design tools, test hardware or software, and trade secrets.

         1.7 "SEPARATION AGREEMENT" means the Separation Agreement dated of even date herewith between the parties.

         1.8 "PERSON" has the meaning set forth in the Separation Agreement.

         1.9 "RECEIVING PARTY" means the non-owning party or recipient of the relevant Confidential Information.

         1.10 "SUBSIDIARY" means, as to any Person, any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. The term "Subsidiary" shall, as to the Company, also include Kinetics Japan K.K.

         1.11 "THIRD PARTY" means a Person other than (i) the Company, its Subsidiaries and their respective employees, (ii) KSI, its Subsidiaries and their respective employees, and (iii) KBI, its Subsidiaries and their respective employees.

         1.12 "TRANSACTION AGREEMENTS" means the Separation Agreement and the Ancillary Agreements.


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                                    ARTICLE II

                                 CONFIDENTIALITY

         2.1 CONFIDENTIALITY AND NON-USE OBLIGATIONS. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in any Transaction Agreement, and (iii) not disclose or publish such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements or in any other agreements entered into between the parties in writing, without the prior written consent of the Disclosing Party.

         2.2 COMPELLED DISCLOSURE. If the Receiving Party or any of its respective Subsidiaries believes that it will be compelled by a court or other governmental authority to disclose Confidential Information of the Disclosing Party, it shall (i) give the Disclosing Party prompt and timely written notice so that the Disclosing Party may take steps to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement and (ii) cooperate with the Disclosing Party in the Disclosing Party's attempts to oppose such disclosure, provided that such opposition is reasonable in light of applicable law or regulation. If the Receiving Party complies with the above, it shall not be prohibited from complying with such requirement to disclose, but shall cooperate with the Disclosing Party to take all reasonable steps to make such disclosure subject to a suitable protective order or otherwise prevent unrestricted or public disclosure.

         2.3 NO RESTRICTION ON DISCLOSING PARTY. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way provided that, in so doing, it does not use, disclose or disseminate any Confidential Information of the Receiving Party.

         2.4 NO RESTRICTION ON REASSIGNMENT. This Agreement shall not restrict reassignment of the Receiving Party's employees.

         2.5 THIRD PARTY RESTRICTIONS. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement.

                                  ARTICLE III
                               WARRANTY DISCLAIMER

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NO PARTY OR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER WITH RESPECT TO CONFIDENTIAL INFORMATION, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY


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IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE,
ENFORCEABILITY OR NON-INFRINGEMENT.

                                   ARTICLE IV
                              TERM AND TERMINATION

         4.1 TERM. This Agreement shall remain in full force and effect unless and until terminated by the mutual written agreement of the parties.

         4.2 SURVIVAL. Articles II (with respect to Confidential Information acquired or disclosed prior to the date of termination), III, V, and VI shall survive any termination of this Agreement.

                                   ARTICLE V

                               DISPUTE RESOLUTION

         Resolution of any and all claims, controversies and disputes arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of Article VII of the Separation Agreement; provided, however, that any such claim, controversy or dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL A PARTY OR ITS SUBSIDIARIES BE LIABLE TO ANOTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, LOST DATA OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6.2 EXPORT RESTRICTIONS. The parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

         6.3 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to


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Confidential Information. The parties are not required hereunder to furnish or disclose to the other any technical or other information.

         6.4 INFRINGEMENT SUITS. A party shall not have any obligation hereunder to institute any action or suit against a Third Party for misappropriation of any of such party's Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

         6.5 ENTIRE AGREEMENT. This Agreement, the Transaction Agreements, and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         6.6 GOVERNING LAW. This Agreement shall be construed in accordance with, and all claims, controversies and disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County, California and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all claims, controversies and disputes between the parties that are permitted to be brought in a court of law pursuant to
Article V above.

         6.7 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by a party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with electronic receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

        IF TO THE COMPANY:

                  [Name]
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-____

        with a copy to:

                  [Name]
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-____



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        IF TO KSI:

                  Kinetic Systems, Inc.
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-____

        with a copy to:

                  [Name]
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-____

        IF TO KBI:

                  [Name]
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-_____

        with a copy to:

                  [Name]
                  [Address]
                  [Address]
                  Attention:
                  Facsimile No.:  (___) ___-_____

         The parties may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this Section 6.7.

         6.8 COUNTERPARTS. This Agreement, including other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         6.9 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by the Company and each of its Subsidiaries, by KSI and each of its Subsidiaries, and by KBI and each of its Subsidiaries. Except as herein specifically provided to the contrary, a party may not assign this Agreement or any rights or obligations hereunder (including, without limitation, in connection with a sale of all


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or substantially all of such party's assets) without the prior written consent of each of the other parties.

         6.10 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any Person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

         6.11 WAIVER OF BREACH. The waiver by a party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         6.12 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of the Company, KSI and KBI by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         6.13 AUTHORITY. Each of the parties hereto represents to the other that
(a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         6.14 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

         6.15 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

         6.16 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of a party, another party shall


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execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

         6.17 FORCE MAJEURE. A party shall not be liable or deemed to be in default for any delay or failure in performance, other than of confidentiality and use restrictions, under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by a party's employees, or any other similar cause beyond the reasonable control of a party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.



         WHEREFORE, the parties have signed this Confidential Disclosure Agreement effective as of the date first set forth above.

CELERITY GROUP, INC. (formerly                   KINETIC SYSTEMS, INC.
known as Kinetics Holdings Corporation)

By:                                              By:
     ---------------------------------------          --------------------------

Name:                                            Name:
       -------------------------------------          --------------------------

Title:                                           Title:
        ------------------------------------           -------------------------


KINETICS BIOPHARM, INC.


By:  ___________________________

Name:  _________________________

Title:__________________________





              [SIGNATURE PAGE TO CONFIDENTIAL DISCLOSURE AGREEMENT]


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